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                                                                    EXHIBIT 99.8

                           Consent of Harlan R. Crow

     The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Patriot American Hospitality, Inc. upon the consummation of the Merger (as defined in the Proxy Statement/Prospectus contained in this Registration Statement).

Signature: /s/ Harlan R. Crow
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           Harlan R. Crow